Exhibit 10.6

LEASE AGREEMENT

(730 Broadway, Redwood City, California)

Basic Lease Information

Defined Terms:	Information:

Lease Date:	February 25 , 2021

Landlord:	Bauen Fund 2018-730, LLC
15466 Los Gatos Boulevard, #109-133 Los Gatos, California 95032 Attention: Jami Shaw

Tenant:	Serve Robotics Inc.
730 Broadway,
Redwood City, CA
Attention: Ali Kashani

Premises:	The entirety of the building consisting of approximately four thousand two hundred (4,200) rentable square feet located at 730 Broadway, Redwood City, California 94063, as further shown on Exhibit A attached hereto and incorporated herein by this reference.

Term:	The “Term” shall be forty-eight (48) full calendar months from the Commencement Date (as hereinafter defined).

Base Rent:

Full Calendar Months of Term	Monthly Base Rent		Monthly Rate Per Square Foot *
Month 01	$0.00		$0.00
Month 02 – Month 12	$16,800.00	**	$4.00
Month 13 – Month 24	$17,304.00		$4.12
Month 25 – Month 36	$17,823.12		$4.24
Month 37 – Month 48	$18,357.81		$4.37

** The Base Rent for any partial month at the commencement of the Term shall be calculated using this rate.

As set forth above, Tenant shall not be required to pay the Monthly Base Rent for the first full month of the Term of the Lease (“Rent Waiver Period” ).

Notwithstanding the foregoing to the contrary, if an Event of Default shall at any time be declared under the Lease, the foregoing rent waiver shall be deemed revoked, and any and all Monthly Base Rent, payment of which has been waived under this Lease, shall be deemed reinstated and shall become immediately due and payable (based upon the Monthly Base Rent payable for the month immediately following such Rent Waiver Period) upon demand by Landlord, and without impairing any other rights and remedies of Landlord resulting from said default.

Use:	General office and research and development as permitted under the current zoning for the Property and for no other use.

Security Deposit:	$73,431.24

Broker for Tenant:	Zacuto Group

Broker for Landlord:	Sequoia Realty Services (Anthony Kamm)

LIST OF EXHIBITS

A.	Depiction of Project / Premises

LEASE AGREEMENT

This Lease is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The Basic Lease Information attached to this Lease as page 1 is hereby incorporated into this Lease by this reference.

1. PREMISES: This Lease shall be effective as between Landlord and Tenant as of the Lease Date. Landlord hereby leases to Tenant and Tenant hereby leases the Premises from Landlord upon the terms and conditions contained herein, which Premises is depicted in Exhibit A attached hereto and made a part hereof.

Tenant acknowledge that the Premises will be delivered with that certain furniture, fixtures and equipment consisting of thirty (30) desk stations (collectively, “FF&E”). Tenant may use such FF&E during the Term of the Lease; provided, however, that such use of the FF&E by Tenant shall be on an “AS-IS, WITH ALL FAULTS” basis and subject to all of the terms of this Lease, without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose. Landlord shall have no obligation to repair, maintain or insure any of the FF&E. Tenant shall maintain and repair such FF&E during the Term of this Lease, and shall insure the FF&E for its full replacement value. In the event that Tenant replaces any such FF&E, such replacement shall be at Tenant’s sole cost and shall become part of the FF&E. Tenant shall not have the right to (i) remove or materially modify the FF&E, except in connection with any permitted or approved Alterations (as defined below), or (ii) assign, encumber or sublet any of the FF&E. The FF&E shall at all times belong to the Landlord; provided, however, so long as Tenant is not in default of this Lease, at the expiration of this Lease, Tenant may elect to purchase the FF&E for a purchase price of Fifteen Thousand and No/100ths Dollars ($15,000.00) by providing Landlord with written notice of such election prior the expiration of the Term of this Lease. Tenant shall pay all taxes, assessments and insurance premiums attributable to the FF&E.

2. ACCEPTANCE OF PREMISES: Landlord shall deliver the Premises to Tenant in a clean condition. Tenant’s taking possession of the Premises shall constitute Tenant’s acknowledgment that the Premises are in a good and clean condition and that Tenant agrees to accept the same in its condition existing as of the date hereof and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises. Tenant will obtain all required use and building permits (including any necessary conditional use permits) at its sole cost and expense and using its own consultants, engineers, architects and space planners. No promise of Landlord to alter, remodel, repair or improve the Premises and no representation, express or implied, respecting any matter or thing related to the Premises or this Lease (including, without limitation, the condition of the Premises) have been made to Tenant by Landlord, its agents or employees. Tenant agrees to accept the Premises in their AS-IS, WHERE IS, WITH ALL FAULTS CONDITION, and agrees that any improvements to the Premises shall be at Tenant’s sole cost and expense, including, without limitation, any alterations necessary to comply with applicable fire-life safety requirements and the Americans with Disabilities Act of 1990 (42 U.S.C. 12101 et. seq.), as may be amended from time to time. Notwithstanding the foregoing, Landlord represents and warrants that the heating, ventilation and air conditioning and utility systems serving the Premises shall be in good and functioning condition as of the Commencement Date.

3. DEFINITIONS:

(a) “Building” shall refer to the entire structure in which the Premises are located, the term “Project” shall refer to the parcel of Land on which the Building is situated and the improvements located thereon, which parcel is shown on Exhibit A. This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building or with regard to airspace above the roof of the Building.

(b) “Building Exterior Areas” shall refer to all areas and facilities outside the Building and within the Project. Landlord hereby grants to Tenant, during the Term of this Lease, the nonexclusive right to use the Building Exterior Areas as they exist from time to time, subject to any rules, regulations, and restrictions governing the use of the Project as from time to time made or amended by Landlord. Provided that Landlord, using its reasonable efforts, does not unreasonably interfere with Tenant’s use of the Premises, Landlord reserves the right at any time and from time to time, to: (i) make alterations in or additions to the Project and to the Building Exterior Areas; and (ii) temporarily close any of the Building Exterior Areas for maintenance purposes.

4. TERM AND POSSESSION/OPTION TO EXTEND:

(a) The Term of this Lease shall be for the period specified in the Basic Lease Information, commencing upon the date that Landlord tenders possession of the Premises to Tenant, anticipated to be March 15, 2021 (the “Commencement Date”).

(b) Tenant may enter into the Premises upon the mutual execution of this Lease, for the purpose of installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date. Landlord shall not be responsible for, and Tenant is required to obtain insurance in an amount and form reasonably acceptable to Landlord, covering any loss, including theft, damage or destruction to any work or material installed or stored by Tenant or Landlord and for any injury to Tenant or to any other person. Landlord shall have the right, but not the obligation, to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to this Lease. All terms and conditions of this Lease shall apply to Tenant’s early entry into the Premises except for the payment of Rent.

(c) Tenant shall have the option to extend (the “Option to Extend”) the initial Term of this Lease for one (1) additional period of four (4) years (the “Extension Period”) upon all of the terms and conditions of this Lease, except that Tenant shall have no further right to extend the Term or receive any tenant inducements, and the Base Rent shall be in the amount set forth below in Section 4(c)(ii) below.

(i) The Option to Extend may be exercised only by Tenant giving Landlord irrevocable and unconditional written notice thereof no later than six (6) months and no earlier than nine (9) months before the commencement of the Extension Period. Said exercise shall, at Landlord’s election, be null and void if Tenant has been in default beyond any applicable notice and cure periods under this Lease during the Term of this Lease, or if Tenant is in default beyond any applicable notice and cure periods under this Lease at the date of said notice or at any time thereafter and prior to commencement of said Extension Period. If Tenant shall fail to exercise the Option to Extend in accordance with the terms hereof, said Option to Extend shall terminate and be null and void and Tenant shall have no further right to extend the Term of this Lease. Tenant’s exercise of the Option to Extend shall not operate to cure any default by Tenant of any of the terms or provisions in this Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If this Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Option to Extend, or before the commencement of the Extension Period, or if Tenant shall have assigned this Lease or subleased all or any portion of the Premises before Tenant shall have exercised the Option to Extend, then immediately upon such termination, sublease or assignment, the Option to Extend shall simultaneously terminate and become null and void. If the Term of this Lease shall terminate for any reason prior to the expiration of the initial Term, then the Option to Extend shall become null and void, whether or not it has been previously exercised. Time is of the essence of this provision.

(ii) Tenant shall pay to Landlord, as Base Rent for the Premises during the Extension Period as follows:

Full Calendar Months of Extension Term	Monthly Base Rent	Monthly Rate Per Square Foot *
Month 01 – Month 12	$18,908.55	$4.50
Month 13 – Month 24	$19,475.80	$4.64
Month 25 – Month 36	$20,060.08	$4.78
Month 37 – Month 48	$20,661.88	$4.92

All Rent payable during the Extension Term shall be payable in the same manner and under the same terms and conditions as Rent is paid during the initial Term.

5. RENT: Tenant agrees to pay Landlord, without prior notice, demand, deduction or offset, Base Rent in the amount set forth in the Basic Lease Information. In addition to the Base Rent, for the purpose of this Lease, “Rent” also includes Tenant’s Share of Operating Costs, and any other amounts owing from Tenant to Landlord pursuant to the terms of this Lease. The Rent shall be payable in advance on or before the first day of each month throughout the Term of the Lease, except that the first month’s Base Rent shall be paid upon the execution of this Lease. Base Rent for any period during the Term hereof which is for less than one month shall be a prorated portion of the monthly installment based upon a 30-day month.

6. SECURITY DEPOSIT: Concurrent with its execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, as security for the full and faithful performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for damages which Landlord may suffer by reason of Tenant’s default until the Security Deposit is fully exhausted. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord. If Landlord sells its interest in the Premises, Landlord may deliver the unapplied balance of the Security Deposit to the purchaser of Landlord’s interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit. If any of the Security Deposit is applied as permitted hereunder due to Tenant’s default, Tenant shall immediately pay to Landlord on demand at a location designated by Landlord the amount so applied in order to restore the Security Deposit to its original amount, and Tenant’s failure to do so immediately shall constitute a default under this Lease. If the monthly Base Rent shall, from time to time, increase during the Term (as it may be extended), Tenant shall, at the time of such increase, deposit with Landlord additional money as a Security Deposit so that the total amount of the Security Deposit held by Landlord shall at all times be equal to the amount of Base Rent for the last month of the Term (as it may be extended). Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease. Provided that Tenant has not been in default under this Lease beyond any applicable notice and cure periods, on the first day of (i) the thirteenth (13th) month of the Term of the Lease, Eighteen Thousand Three Hundred Fifty-Seven and 81/100ths Dollars ($18,357.81) of the Security Deposit shall be applied to the payment of Rent under the Lease for the thirteenth (13th) month of the Term of the Lease (and to the extent that any amount of such applied amount shall be remaining, then such remaining amount shall be applied to the Rent for the next occurring month), (ii) the twenty- fifth (25th) month of the Term of the Lease, Eighteen Thousand Three Hundred Fifty-Seven and 81/100ths Dollars ($18,357.81) of the Security Deposit shall be applied to the payment of Rent under the Lease for the twenty-fifth (25th) month of the Term of the Lease (and to the extent that any amount of such applied amount shall be remaining, then such remaining amount shall be applied to the Rent for the next occurring month), and (iii) the thirty-seventh (37th) month of the Term of the Lease, Eighteen Thousand Three Hundred Fifty-Seven and 81/100ths Dollars ($18,357.81) of the Security Deposit shall be applied to the payment of Rent under the Lease for the thirty-seventh (37th) month of the Term of the Lease (and to the extent that any amount of such applied amount shall be remaining, then such remaining amount shall be applied to the Rent for the next occurring month). If Tenant is in default of this Lease on the date that such application of the Security Deposit is to be made, Landlord shall not be required to apply the any amount until such time as Tenant is no longer in default (in which event, Tenant shall be required to pay the rent due for the applicable month).

7. OPERATING COSTS:

(a) As additional Rent, Tenant shall pay Tenant’s Share of all Operating Costs. The purposes of this Lease, the term “Tenant’s Share” shall mean one hundred percent (100%) of the Operating Costs incurred by Landlord with respect to the Project. The term “Operating Costs” means the total amounts paid or payable by Landlord or others in connection with the ownership, maintenance, repair, and operation of the Building and the Project in a quality, first class condition, and includes, but is not limited to, all charges allocable to the Project pursuant to any covenants, conditions and restrictions and/or reciprocal easement agreements governing the use and maintenance of the Project (“CC&Rs”); Taxes (as hereinafter defined); the amount paid for all hot and cold water to the Building Exterior Areas of the Project; the amount paid for Project lighting; the amount paid for all labor and/or wages and other employment related payments, including cost to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare, and fringe benefits made to janitors, employees, building managers, contractors, and subcontractors of the Landlord involved in the operation, maintenance, repair, and restoration of the Project to the extent such persons were involved in such activities; the cost of maintenance and repair of the landscaping, sidewalks and other Building Exterior Areas; the amount paid for maintaining and repairing plumbing servicing the Building Exterior Areas, alarm and security systems and personnel (if any), including the cost of preventative maintenance contracts; modifications to the Building Exterior Areas occasioned by any rules, regulations, or laws effective regardless of whether prior to or subsequent to the Commencement Date; permits, licenses, and certificates necessary to operate and manage the Project; managerial fees and managerial, administrative expenses; the total charges of any independent contractors employed in the care and operation, maintenance, cleaning, repair, and restoration of the Project; the amounts paid for all supplies, tools, equipment, and necessities which are occasioned by everyday wear and tear; the costs of cleaning; the cost of accounting services necessary to compute charges payable by the tenants of the Project; legal, inspection, and consulting services; and the amount paid for premiums for all insurance obtained by Landlord or required by Landlord’s mortgagees. For purposes of this Lease and for the avoidance of doubt, Operating Costs shall include the sum of all costs, expenses, and disbursements, of every kind and nature whatsoever, and the Taxes, incurred by Landlord in connection with the ownership, management, maintenance, operation, administration and repair of all or any portion of the Building or Project.

(b) Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or Project. Should Landlord elect to provide security protection for the Project, the cost of guards and other protection services shall be included within the definition of Operating Costs.

(c) Operating Costs shall not, however, include interest on debt, capital retirement of debt, depreciation or Landlord’s costs to repair the parking area of the Project or the roof of the Building, the costs of capital improvements other than (i) the amortized cost of capital improvements required by any new (or change in) laws, rules or regulations or the interpretation thereof by any governmental or quasi-governmental authority occurring after the date of delivery of the Premises to Tenant, (ii) the amortized cost of capital improvement purchased or incurred as a labor-saving measure or to effect other economies in the operation or maintenance of the Project and (iii) minor capital improvements or expenditures. The annual amortization of costs set forth above shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be reasonably determined by Landlord, or by the number of years permitted by the Internal Revenue Service for amortization, whichever is shorter.

(d) Tenant’s Share of the Operating Costs shall be paid as follows: Landlord shall estimate from time to time, in good faith, the anticipated Operating Costs, and shall compute Tenant’s Share thereof. One-twelfth (1/12) of such amount due shall be paid by Tenant to Landlord as additional Rent on the first day of each month. Landlord may revise the same from time to time, in good faith, and require Tenant to pay one-twelfth (1/12) of such revised annual amount as additional Rent hereunder as of the first of each month. Not later than April 1 of each calendar year, or as soon thereafter as reasonably possible, including the year following the year in which this Lease terminates, Landlord shall furnish Tenant with a true and correct accounting of actual costs with respect to the items set forth above, and within thirty (30) days following Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the failure by Landlord to timely provide such accounting by such date, such failure shall not constitute a waiver by Landlord of its right to collect Tenant’s share of any underpayment. Landlord shall credit the amount of any overpayment of Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, promptly refund the amount of overpayment to Tenant.

(e) Provided that Tenant is not in default under the provisions of this Lease, for a period of ninety (90) days following Landlord’s delivery of the accounting for a particular year, Tenant shall have the right after reasonable written notice and at reasonable times to inspect Landlord’s accounting records for such year at Landlord’s accounting office. If after such inspection any dispute arises as to the amount of any portion of the Operating Costs owed by Tenant hereunder and Tenant and Landlord are unable to resolve such dispute within fifteen (15) days following the completion of Tenant’s inspection, a certified public accountant, who shall be reasonably acceptable to Tenant and Landlord and who shall be paid on an hourly basis (and not on a contingency basis), shall prepare a certificate as to the proper amount of the expenditure, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord’s original statement overstated Operating Costs by more than ten percent (10%).

8. TAXES:

(a) Tenant shall pay directly to the appropriate taxing authority or to Landlord, at Landlord’s election, all Taxes assessed against or attributable to the Project, on or before ten (10) days (i) prior to the date such Taxes become delinquent (with concurrent evidence of payment being provided to Landlord), or (ii) following demand by Landlord, as applicable. The term “Taxes” shall include all real property taxes and assessments levied against the Building and the Project and the various estates therein and the underlying land, all taxes levied on personal property of Landlord to the extent used in the management, operation, maintenance and repair of the Project, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution of any existing or additional real or personal property taxes and assessments on the Project, any increase in taxes or assessments resulting from a re-evaluation of the Project resulting from the sale, conveyance, assignment, ground lease or other transfer thereof, service payments in lieu of such taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent provided for in this Lease, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or the Project or become payable during the Term. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on Rent herein reserved, or any other tax however described, is levied or assessed by any such political body against Landlord on account of such Rent, or a portion thereof, Tenant shall pay One Hundred Percent (100%) of any such tax or excise as additional Rent hereunder.

(b) Tenant shall pay before delinquent all taxes assessed against and upon equipment, furniture, fixtures, and other personal property of Tenant as well as the FF&E. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property, or if the assessed value of the Building and other improvements is increased by the inclusion of a value placed on Tenant’s personal property, and if Landlord pays the taxes on any of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord’s assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

9. UTILITIES:

(a) Tenant shall be solely responsible for contracting for, maintaining and paying the cost of all utilities, including, but not limited to, sewer use and connection fees, water, gas, electricity, telephone, and other utilities (the “Utilities”) provided to the Premises. If the Utilities are not separately billed to Tenant, Tenant shall pay to Landlord within fifteen (15) days after receiving a bill from Landlord the cost of such Utilities. Subject to Landlord having delivered the Premises to Tenant with the heating, ventilation and air conditioning and utility systems in good and functioning condition on the Commencement Date, if any of the equipment or machinery utilized in supplying services and Utilities breaks down, or ceases to function properly, Tenant shall be solely responsible to repair the same promptly and to pay all costs thereof. Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in services or utilities occasioned thereby or resulting therefrom.

(b) Failure by Landlord to furnish any Utilities, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, or relieve Tenant from fulfillment of any covenant or agreement hereof.

10. USE: Tenant shall use the Premises for the uses set forth in the Basic Lease Information and shall not use the Premises for any other purposes. Tenant shall be solely responsible for obtaining any necessary governmental approvals of such use. Tenant warrants that it shall not make any use of the Premises which may cause contamination of the soil, the subsoil or groundwater. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord within thirty (30) days before the date Landlord is obligated to pay a premium on the insurance, a sum equal to the difference between the original premium and the increased premium.

11. COMPLIANCE WITH THE LAW: Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated including, but not limited to, any and all federal, state and local laws, ordinances, regulations, orders and directives pertaining to any substance defined as “hazardous wastes”, “hazardous substances”, “hazardous materials”, “toxic substances” or words to that affect under any applicable current or future federal or state laws or regulations, or subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, which includes, but is not limited to, the Americans with Disability Act (“ADA”) of 1990 (42 U.S.C. 12101 et. seq.), and any amendment thereto or regulations promulgated thereunder, or requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant.

12. ALTERATIONS AND ADDITIONS: Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, “Alterations”) to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. Any Alterations to the Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises; provided, however, that Landlord may elect, by providing written notice to Tenant, to have Tenant remove any such Alterations prior to the expiration of the Term of this Lease (or within ten days after any earlier termination thereof). Before Landlord’s consent to such Alterations will be given, Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workman’s compensation and such other employee and public liability insurance as Landlord deems necessary, and where the Alterations are material, Landlord may require Tenant or its contractors to post adequate completion and performance bonds. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, comply with all applicable laws, statutes and ordinances, be completed to the satisfaction of Landlord, and any architect, contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. If Tenant makes any Alterations to the Premises, the Alterations shall not be commenced until ten (10) business days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, attorneys’ fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant.

13. REPAIRS AND MAINTENANCE:

(a) Tenant shall, at Tenant’s sole cost and expense, maintain the Premises and all other areas of the Project not the obligation of Landlord in Section 13(b) below, in good, clean and safe condition and repair. Without limiting the generality of the foregoing, subject to Landlord having delivered the Premises to Tenant with the heating, ventilation and air conditioning and utility systems in good and functioning condition on the Commencement Date, Tenant shall be solely responsible for maintaining and repairing all fixtures, heating, ventilation and air conditioning systems, plumbing, electrical lighting, ceilings and floor coverings, windows, doors, plate glass, skylights, and interior walls within the Premises. In addition, Tenant shall be responsible for all repairs made necessary by Tenant, its employees, agents, contractors or invitees. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Under no circumstances shall Tenant make any repairs to the Building or to the mechanical, electrical or heating, ventilating or air conditioning systems of the Premises, unless such repairs are previously approved in writing by Landlord, which shall not be unreasonably withheld. If Tenant fails to perform its obligations under this Section 13(a), Landlord may give Tenant thirty (30) days written notice to do such acts as are reasonably required under this Section 13(a). If Tenant fails to promptly commence such work within such time period and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the “Reference Rate” (formerly, “Prime Rate”) then being charged by the San Francisco main office of Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work.

(b) Subject to Tenant’s obligations under Section 7 above, Landlord shall be responsible for making all structural repairs to the Building, and shall maintain the sidewalls, and foundations of the Building in good, clean and safe condition and repair. Landlord, at Landlord’s sole cost, shall maintain the parking areas of the Project and the roof of the Building in good condition and repair. Landlord may elect to maintain all landscaping, signs, sidewalks and other exterior Building Exterior Areas that are the obligation of Tenant, the costs of which shall be reimbursed by Tenant to Landlord pursuant to Section 7 above. The foregoing obligations of Landlord contained in this Section 13(b) are collectively referred to as “Landlord’s Repairs”. Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or required by law to make in or to any portion of the Building or the Project. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business at the Premises.

14. WASTE: Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other occupants of the Project.

15. LIENS: Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may require, at its sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, labor and materials or a completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of any improvements, additions, or alterations to the Premises to be made by Tenant, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of work. The foregoing requirements relating to the rights of Landlord to require Tenant to obtain bonds, are waived in connection with the initial Tenant improvements.

16. ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor sublet the Premises or any part thereof, or any right or privilege appurtenant thereto or permit the use or occupancy by any other party without the written consent of the Landlord first had and obtained, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease without the need for notice to Tenant. Tenant shall give Landlord written notice of Tenant’s desire to assign or sublet all or some portion of the Premises and the date on which Tenant wishes to make such assignment or sublease, at least thirty (30) days prior to such date. Such written notice shall set forth the name of the proposed assignee or sublessee, the nature of the business to be carried on in the Premises, the space to be assigned or sublet, the material terms and provisions of the proposed sublease or assignment, and such financial information as Landlord may reasonably request. Landlord shall then have a period of thirty (30) days following receipt of such notice and accompanying information within which to notify Tenant of its decision with respect to the proposed sublease or assignment. The withholding of Landlord’s consent to the assignment or subletting will be deemed to have been reasonable where based upon Landlord’s good faith determination of: (i) the inability of assignee or sublessee to fulfill the Lease terms; (ii) the financial irresponsibility of assignee or sublessee; (iii) the lack of suitability of assignee’s or sublessee’s intended use of the Premises; or (iv) the intended unlawful or undesirable use of the Premises by sublessee or assignee; provided, however, that the foregoing enumeration shall not be exclusive. If Landlord’s consent to the assignment or subletting cannot reasonably be withheld, Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to that portion of the Premises so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such portions of the Premises; provided, that Landlord’s right to recapture the Premises shall be applicable if such proposed assignment or subletting would cause the Tenant’s use of the Premises for its normal business operations to fall below fifty percent (50%) of the Premises, in which event, Landlord shall have the right to recapture all or the portion of the Premises then being proposed to be assigned or sublet, or (ii) to permit Tenant to make such assignment or sublease subject to the following:

(a) Any such assignment, sublease or the like must be pursuant to a written agreement in a form acceptable to Landlord in its reasonable discretion and must provide that such assignee, sublessee, or other transferee agrees not to violate the terms and conditions of this Lease. No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

(b) No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Tenant shall have the duty and responsibility to take such actions as are necessary to ensure that such assignee or sublessee does not violate the terms and provisions of the Lease. In the event Tenant assigns or sublets all or a part of the Premises as permitted by this Lease, all options to purchase the Premises, which options, if any, are defined and explained herein or in an addendum to this Lease, shall terminate.

(c) If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay Landlord, whether or not consent is ultimately given, Landlord’s reasonable costs, including attorneys’ fees for each proposed assignment or subletting incurred in connection with evaluating such request and/or documenting such sublease or assignment.

17. INDEMNITY: Tenant shall indemnify, defend, protect and hold Landlord, any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord (collectively, “Landlord Group”) harmless against and from all claims, damages and liabilities, arising from Tenant’s use of the Premises or the conduct of Tenant’s business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Project, and shall further indemnify and hold the Landlord Group harmless against and from any and all claims, damages and liabilities, directly arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, attorneys’ fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord by reason of any such claim. Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, except that Tenant shall not assume any risk for damage resulting from the gross negligence or wrongful act of Landlord or its authorized representatives.

Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects from pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources.

18. DAMAGE TO PREMISES OR PROJECT: All injury to the Premises or the Project caused by moving the property of Tenant or its employees, agents, guests or invitees into, in or out of the Premises and the Project and all breakage done by Tenant or the agents, servants, employees, and visitors of Tenant shall be repaired as determined by Landlord at the expense of Tenant.

19. TENANT’S INSURANCE/WAIVER OF SUBROGATION:

(a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A:VII or better and acceptable to Landlord and Landlord’s lender and licensed or authorized to do business in the State of California. Each policy shall name Landlord, and at Landlord’s request, any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord’s interest only, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is given possession of the Premises, and thereafter, within thirty (30) days after any demand by Landlord therefor. No such policy shall be cancelable, materially changed or reduced in coverage except after thirty (30) days’ written notice to Landlord and Landlord’s lender. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums, which shall be payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

(b) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect policies of property insurance covering (i) all tenant improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Section 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time, in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against all risks of physical loss or damage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

(c) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect workers’ compensation and employer’s liability insurance and commercial general liability insurance which includes coverage for personal injury, contractual liability and Tenant’s independent contractors. The commercial general liability should be procured and maintained with not less than Three Million Dollars ($3,000,000.00) per occurrence combined single limit for bodily injury, personal injury or property damage liability. If such insurance covers more than one location, and general aggregate limit shall apply on a per location basis.

(d) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall pay for and maintain in effect business income insurance on an “all risk” basis which will provide recovery for a minimum of twelve (12) months of Tenant’s continuing Rent obligation to Landlord.

(e) Whenever, in Landlord’s reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall upon request of Landlord obtain such insurance at its own expense.

(f) Tenant agrees to obtain certificates of insurance evidencing commercial general liability insurance, including completed operations and XCU coverage, and workers’ compensation insurance and employer’s liability insurance from any contractors or subcontractors engaged in repairs or maintenance to the Premises during the Term of the Lease. Such liability insurance must be for minimum limits of One Million Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury including death and property damage liability.

(g) Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against and payment is made under any “all risk” insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation as contained in this Lease.

20. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by Tenant or Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or Term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No act or conduct of Landlord, including without limitation the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Prior to the scheduled expiration of the Term of the Lease, only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish an early termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. The review, approval, or inspection by Landlord of any item to be reviewed, approved, or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

21. ENTRY BY LANDLORD: Landlord reserves, and shall at any and all reasonable times with reasonable notice have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to maintain and repair the Premises and any portion thereof that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures, where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that, with respect to any such entry, Landlord shall use its commercially reasonable efforts to minimize interference with Tenant’s use of the Premises. Tenant hereby waives any claims for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in the event of an emergency (as determined by Landlord or its employees or representatives acting in good faith), in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22. CASUALTY DAMAGE: During the Term hereof, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall use its commercially reasonable efforts to provide a reasonable estimation of the time to repair such damage within thirty (30) days after receipt of such notice from Tenant. In case the Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Premises shall be required, (i) if such damage cannot be repaired within one hundred eighty (180) days thereafter, as reasonably determined by Landlord, (ii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire or reduce such mortgage debt, or (iii) if such damage is not covered by insurance carried by Landlord, either Landlord or Tenant may, at its option, terminate this Lease and the term and estate hereby granted by notifying the other party in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If the damage does not require substantial alteration or reconstruction or if Landlord does not thus elect to terminate this Lease, Landlord shall, within sixty (60) days after the date of such damage, commence to repair and restore the Premises and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant’s furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, Tenant’s personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent on a square footage basis during the time and to the extent the Premises are unfit or unavailable for occupancy. Subject to Section 19(g) above, if the Premises are damaged by fire or other casualty resulting from the negligence of Tenant or any of Tenant’s agents, employees, or invitees, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises.

23. CONDEMNATION:

(a) If the whole of the Premises should be condemned, this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority. If less than substantially the whole of the Premises is thus taken or sold, this Lease shall be unaffected by such taking, provided that Tenant shall have the right to terminate this Lease by written notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business. If, upon any such condemnation of less than substantially the whole of the Premises, this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Landlord shall, at Landlord’s sole expense, restore and reconstruct the remainder of the Premises to substantially their former condition to the extent that the same, in Landlord’s reasonable judgment, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Premises. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant, Tenant hereby irrevocably assigns to Landlord all of its rights, title and interest in and to any such awards. No portion of any such award or awards shall be allocated to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant’s unamortized costs of leasehold improvements. The foregoing notwithstanding, and if Tenant be not in default for any reason, Landlord shall turn over to Tenant, promptly after receipt thereof by Landlord, that portion of any such award received by Landlord hereunder which is attributable to Tenant’s fixtures and equipment which are condemned as part of the property taken but which Tenant would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive. The foregoing shall not, however, be deemed to restrict Tenant’s right to pursue a separate award specifically for its relocation expenses or the taking of Tenant’s personal property or trade fixtures so long as such separate award does not diminish any award otherwise due Landlord as a result of such condemnation or taking. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation (including, without limitation, Sections 1265.120 and 1265.130 of the California Code of Civil Procedure), to terminate or petition to terminate this Lease upon partial condemnation of the Premises, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

(b) Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor the Premises or portion thereof sought by the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), free from this Lease and the rights of Tenant hereunder.

(c) If all or any portion of the Premises is condemned or otherwise taken for a period (i) of less than one hundred twenty (120) days, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease; provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking, or (ii) of one hundred twenty (120) days or more, Tenant shall have the right to terminate this Lease by providing written notice of such election within thirty (30) days of such condemnation in which case Rent shall be abated as of the date of such condemnation.

(d) The words “condemnation” or “condemned” as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body agency or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

24. TENANT’S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of five (5) days after written notice of failure to pay after the due date.

(b) Tenant’s failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(c) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

(d) The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligation under this Lease.

25. REMEDIES FOR TENANT’S DEFAULT: In the event of Tenant’s default, Landlord may:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

(i) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

(ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided, plus

(iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided, plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease), plus

(v) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in Subsections (1) and (2) above, the “worth at the time of the award” shall be computed by allowing interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by law per annum. As used in subsection (3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

(c) Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

(d) Cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally.

26. SURRENDER OF PREMISES: On expiration of this Lease or within five (5) days after the earlier termination of the Term, Tenant shall surrender to Landlord the Premises in as good of condition and repair existing as of the date of deliver of the Premises to Tenant (except for ordinary wear and tear, repair and maintenance which is the obligation of Landlord, and destruction to the Premises covered by Section 22). Tenant shall remove all its personal property within the above-stated time and repair any damage resulting from such removal. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property within the time periods stated in this paragraph.

27. DEFAULT BY LANDLORD:

(a) Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages if Landlord performs its obligations within the time periods specified in this paragraph.

(b) Tenant agrees to give any mortgagee and/or trust deed holders, by registered mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while remedies are being so diligently pursued.

28. PARKING: Tenant shall have the right to park in the Project’s parking facilities upon terms and conditions as may from time to time be established. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant’s employees which is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first notice of such violation, at the reasonable expense of Tenant; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied unreserved spaces for Tenant’s use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant’s customers or employees that park in the parking areas of the Project, except for such loss or damage as may be caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors and subcontractors.

29. ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Rental and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the expiration date of the Lease; (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed; and (e) such other information as may be reasonably required by Landlord and/or any purchaser or lender. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

30. SALE OF PREMISES: In the event of any sale of the Project, Landlord shall be and hereby is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease accruing from and after the date of such sale and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord will transfer the security deposit and prepaid rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

31. SUBORDINATION, ATTORNMENT:

(a) This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building. Such subordination is effective without any further act of Tenant, however, (i) Tenant shall promptly execute all necessary subordination instruments or other documents confirming the subordination of this Lease to such mortgage, deed of trust, ground or underlying lease and (ii) Tenant’s obligation to execute such instrument(s) shall be subject to Tenant’s receipt of a commercially reasonable non-disturbance agreement providing that Tenant’s rights under this Lease shall not be disturbed so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or other encumbrance, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

(b) In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Building, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be; provided, however, that Tenant’s obligation to execute such instrument(s) shall be subject to Tenant’s receipt of a commercially reasonable non-disturbance agreement providing that Tenant’s rights under this Lease shall not be disturbed so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods. Landlord shall undertake its good faith and commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement with each lender having a lien on the Building.

32. AUTHORITY OF PARTIES:

(a) Tenant’s Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

(b) Landlord’s Authority: Each individual executing this Lease on behalf of Landlord represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord.

33. BROKER: Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except for the Brokers listed in the Basic Lease Information, and it knows of no other real estate broker or agent who is entitled to a commission in connection with the Lease. Landlord agrees to pay any commission to which Brokers are entitled in connection with this Lease. Tenant agrees to indemnify and defend Landlord and hold Landlord harmless from any claims for brokerage commissions arising out of any discussion allegedly had by Tenant with any broker other than Broker.

34. HOLDING OVER: Upon termination of the Lease or expiration of the Term hereof, if Tenant retains possession of the Premises without Landlord’s written consent first had and obtained, then Tenant’s possession shall be deemed a month-to-month tenancy upon all of the terms and conditions contained in this Lease, except the base rent portion of the Rent which shall be increased to one hundred fifty percent (150%) of the amount of the Base Rent at the expiration or earlier termination of the Lease, as the case may be. Rent, as adjusted pursuant to this Section, shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days’ advance written notice of the date of termination. In the event that Tenant fails to surrender the Premises upon such termination or expiration, then Tenant shall indemnify and hold Landlord harmless against all loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises or any part thereof after said termination or expiration and any related attorneys’ fees and brokerage commissions.

35. RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable nondiscriminatory modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy to them to Tenant.

36. HAZARDOUS MATERIALS:

(a) For the purpose of this Section 36(a) and this Lease, the following terms are defined as follows:

(i) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only and without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including for example only and without limitation, gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(ii) “Environmental Requirements” shall mean all present and future governmental statutes, codes, ordinances, regulations, rules, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(iii) “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials by Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees.

(iv) “Environmental Losses” shall mean all costs and expenses of any kind, damages, foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Project.

(b) No Hazardous Materials shall be Handled at or about the Premises or the Project without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, for example, copier fluids and cleaning supplies, may be used and stored at the Premises by Tenant without Landlord’s prior written consent. Tenant’s activities at or about the Premises or the Project and the Handling of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises or the Project all Hazardous Materials Handled at the Premises or the Project (but Tenant shall not be required to remove, or have any liability whatsoever with respect to any Hazardous Materials not in any way Handled or disturbed by Tenant including without limitation, any Hazardous Materials present on the Commencement Date). Tenant shall keep Landlord fully and promptly informed of all Handling of Hazardous Materials.

(c) Tenant covenants and warrants that it shall, at its own expense, promptly take all actions required by any governmental agency or entity in connection with the Handling of Hazardous Materials at or about the Premises or the Project, including without limitation, inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with other tenants’ quiet enjoyment of their premises in the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling of Hazardous Materials at or about the Premises or Project. Tenant shall remove at its own expense, by bond or otherwise, all liens or charges of any kind filed or recorded against the Premises or the Project in connection with the Handling of Hazardous Materials, within ten (10) days after the filing or recording of such lien or charge, and if Tenant fails to do so, Landlord shall have the right, but not the obligation, to remove the lien or charge at Tenant’s expense in any manner Landlord deems expedient.

(d) Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant agrees to indemnify, defend and hold harmless Landlord and its members and their directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind first occurring during the term of this Lease, including without limitation, reasonable attorneys’ and consultants’ fees and costs, incurred at any time by Landlord from or in connection with the Handling of Hazardous Materials at or about the Premises or the Project or Tenant’s failure to comply with all Environmental Requirements with respect to the Premises.

(f) The obligations of Tenant under this Section shall survive the expiration or termination of this Lease.

37. NOTICES: All notices and demands required to be sent to the Landlord or Tenant under the terms of this Lease shall be personally delivered or sent by certified mail, postage prepaid or by overnight courier (i.e. Federal Express), to the addresses indicated in the Basic Lease Information, or to such other addresses as the parties may from time to time designate by notice pursuant to this paragraph. Notices shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice (ii) if mailed, two (2) days following the date of posting by the U.S. Postal Service, and (iii) if by overnight courier, on the business day following the deposit of such notice with such courier.

38. GENERAL PROVISIONS:

(a) Marginal Headings: The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(b) Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

(c) Quiet Possession: Upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all the provisions of this Lease.

(d) Prior Agreements: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(e) Inability to Perform: This Lease and the obligations of Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations or furnish services and utilities hereunder or is delayed in doing so, if such inability or delay is caused by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, governmental laws or regulations, governmental requests for the general public welfare, or other causes beyond the reasonable control of Landlord.

(f) CC&Rs: Tenant shall comply with all covenants, conditions and restrictions recorded against the Project as of the Lease Date or thereafter during the Term, as may be amended or supplemented from time to time.

(g) Jury Trial: To the fullest extent permitted under applicable law, the parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage.

(h) Landlord’s Personal Liability: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building, and neither Landlord nor any member, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord shall have any personal liability whatsoever with respect thereto. Tenant hereby waives, to the extent waivable under the law, any right to satisfy any money judgment against Landlord or any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord except from Landlord’s estate in the Building.

(i) Separability: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

(j) Choice of Law: This Lease shall be governed by the laws of the State in which the Premises are located.

(k) Signs: Subject to receipt of Landlord’s consent with respect to the location, size, material, coloring and lettering of such signage, Tenant, at Tenant’s sole cost, shall have the right to install a sign upon the exterior of the Building. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws, rules, regulations, covenants, conditions and restrictions and shall require the prior approval of all governmental authorities. Landlord makes no representation with respect to Tenant’s ability to obtain such approval.

(l) Late Charges: Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any delinquent installment of Rent or other sums due from Tenant is not received by Landlord on the date same are due, Tenant shall pay to Landlord an additional sum equal to ten percent (10.00%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(m) Interest: Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is the lesser of the “prime” or “reference” rate of interest announced or internally posted by the Bank of America, N.T. & S.A., plus two (2) percentage points, but not to exceed the highest rate permitted under applicable law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

(n) Attorneys’ Fees: In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entitled to recover all costs and expenses including reasonable attorneys’ fees. In addition, if either party becomes a party to any litigation concerning this Lease, the Premises or other improvements, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees and court costs incurred by it in the litigation.

(o) Modification: This Lease contains the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this Lease shall be of no force or effect, excepting a subsequent modification in writing signed by the party to be charged.

(p) Execution: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

(q) Successors and Assigns: Subject to the provisions of this Lease, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(r) Waiver of California Code Sections: Notwithstanding any other provision of this Lease and in addition to any waivers which may be contained in this Lease, Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right of repair; and Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of eminent domain, or by purchase in lieu of eminent domain; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Section 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statute specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

(s) Government Energy or Utility Controls: In the event of imposition of federal, state or local governmental controls, regulations or restrictions on the use or consumption of energy or other utilities during the Term, Tenant shall be bound thereby.

(t) Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant which is then due or delinquent.

(u) Changes Requested by Lender: Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as these changes do not alter the basic business terms of this Lease or otherwise diminish any right or increase any obligations of Tenant.

(v) Furnishing Financial Statements: In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord and Landlord’s lender, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition; provided Landlord shall not request financials from Tenant more than once per calendar year unless such financials are required more frequently by Landlord’s lenders or prospective lenders. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord and Landlord’s lender in connection with the Lease are true, correct and complete in all material respects.

(w) Objection to Statements: Tenant’s failure to object to any statement, invoice or billing rendered by Landlord within a period of ninety (90) days after receipt thereof shall constitute Tenant’s acquiesce with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

(x) Recording: Tenant shall not record this Lease or a memorandum thereof, or any other reference to this Lease, without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

(y) Execution of Lease, No Options: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise created any interest of Tenant in the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

(z) Inspection by a CASp in Accordance with Civil Code Section 1938: To Landlord’s actual knowledge, the Premises has not undergone inspection by a Certified Access Specialist (CASp). A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises; provided, however, that, Landlord shall have no responsibility for making any required corrections to accessibility violations identified in any CASp report. The foregoing verification is included in the Lease solely for the purpose of complying with California Civil Code Section 1938 and, except as otherwise expressly stated above, shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction- related accessibility standards as provided under the Lease.

(aa) OFAC: Landlord and Tenant each represents, warrants and covenants to the other that each of them and each partner, member or stockholder in or of each of them, and all beneficial owners of any such partner, member or stockholder, is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”), and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”), and in enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”). Without limiting the generality of the foregoing, each of Tenant and Landlord represents, warrants and covenants that neither of them, nor any partner, member or stockholder in or of either of them, nor the beneficial owner of any such partner, member of stockholder: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC pursuant to any other applicable Orders (such lists being collectively referred to as the “Lists”), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, nor acts for or on behalf of, any person on the Lists or any other persons who have been determined by competent authority to be subject to the prohibitions contained in the Orders. Each of Tenant and Landlord agrees to execute such certificates as may be reasonably requested by the other from time to time to enable each of Landlord and Tenant to comply with the Orders and/or any anti-money laundering laws as relates to this Lease.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Lease is executed on the date and year set forth below.

LANDLORD:		TENANT:

BAUEN FUND 2018-730, LLC,		SERVE ROBOTICS INC.,
a California limited liability company		a Delaware corporation

By:	/s/ Rian Barth	By:	/s/ Ali Kashani
Name:	Rian Barth	Name:	Ali Kashani
Its:	Partner	Its:	CEO
Date:	2/26/2021	Date:	2/26/2021

		By:	/s/ Ali Kashani
		Name:	Ali Kashani
		Its:	President
		Date:	2/26/2021

EXHIBIT A

PROJECT / PREMISES

LEASE AGREEMENT

between

BAUEN FUND 2018-730, LLC

a California limited liability company

and

SERVE ROBOTICS INC.,

a Delaware corporation

February __, 2021